THE SECURITIES REPRESENTED BY THIS CERTIFICATE
HAVE NOT BEEN REGISTERED PURSUANT TO THE
SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT
BE SOLD, TRANSFERRED, HYPOTHECATED OR
OTHERWISE DISPOSED OF UNLESS THERE IS A
REGISTRATION STATEMENT THEN IN EFFECT COVERING
SUCH SECURITIES OR AN EFFECTIVE EXEMPTION FROM
SUCH REGISTRATION OR AN OPINION OF COUNSEL
SATISFACTORY TO THE COMPANY THAT UNDER THE
CIRCUMSTANCES REGISTRATION IS NOT NECESSARY.

                 RESEARCH FRONTIERS INCORPORATED
                  COMMON STOCK PURCHASE WARRANT

     THIS CERTIFIES that, for value received, [INVESTOR], hereinafter called "Warrantholder"), is entitled to purchase from Research Frontiers Incorporated, a Delaware corporation (hereinafter called the "Company"), [NUMBER OF SHARES
EQUAL TO 20% OF SHARES SUBSCRIBED FOR] shares of common stock, par value $.0001 per share (hereinafter called the "Shares") of the Company at a warrant exercise price of $6.00 per share (such price per share and the number of shares of common stock so purchasable being subject to adjustment as provided below) at any time on or before 4:30 p.m. New York time on July 31, 2014 (the "Expiration Date"), all in accordance with the terms hereof.

     1.  Exercise of Warrants and Holding of Underlying Stock.

     1.1 The Warrants evidenced by this Warrant Certificate may be exercised prior to 4:30 p.m. New York time on the Expiration Date in whole at any time or in part from time to time during such period by the surrender of this Warrant Certificate, along with a Notice of Exercise in the form attached hereto duly executed and completed by Warrantholder, at the office of the Company, 240 Crossways
Park Drive, Woodbury, New York 11797-2033 together with payment in full in lawful money of the United States, of the Warrant exercise price payable at the time of such exercise in respect of the Warrants being exercised. Such payment shall be made by wire transfer of immediately available funds to the account of Research Frontiers Incorporated at JPMorgan Chase Bank, 6040 Tarbell Road, Syracuse, New York 13206, Account Number: 825-624-290, ABA
Wire Code No.: 021 000 021, SWIFT CODE: CHASUS33, or to such other account or place, as the Company may specify. If less than all of the Warrants represented by this Warrant Certificate are being exercised, the Company will, upon such exercise, deliver to Warrantholder a new certificate (dated the date hereof) evidencing the Warrants not so exercised.

     1.2 Certificates representing Shares issued hereunder shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under any applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE
HAVE NOT BEEN REGISTERED PURSUANT TO THE
SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT
BE SOLD, TRANSFERRED, HYPOTHECATED OR
OTHERWISE DISPOSED OF UNLESS THERE IS A
REGISTRATION STATEMENT THEN IN EFFECT COVERING
SUCH SHARES OR AN EFFECTIVE EXEMPTION FROM SUCH
REGISTRATION OR AN OPINION
OF COUNSEL SATISFACTORY TO THE COMPANY THAT
UNDER THE CIRCUMSTANCES REGISTRATION IS NOT
NECESSARY.

Provided, however, that if the issuance of the Shares pursuant to the exercise of this Warrant are subject to an effective registration statement pursuant to Section 5 of the Securities Act of 1933, as amended, certificates representing the Shares shall not bear any restrictive legend.

1.3     Limitations on Exercise.

     (a) Notwithstanding anything to the contrary contained herein, the number of Shares that may be acquired by the Warrantholder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock of the Company then beneficially owned by such Warrantholder and its affiliates and any other person or entity whose beneficial ownership of such common stock would be aggregated with the Warrantholder's for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), does not exceed 4.999% of the total number of issued and outstanding shares of common stock of the Company (including for such purpose the shares of common stock issuable upon such exercise).
For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of common stock which a Warrantholder may receive or beneficially own in order to determine the amount of securities or other consideration that such Warrantholder may receive in the event of a transaction contemplated by Section 2.1 of this Warrant. By written notice to the Company, a Warrantholder may waive the provisions of this
Section 1.3(a) as to itself but any such waiver will not be effective until the 61st day after delivery thereof and such waiver shall have no effect on any other person or entity.

     (b) Notwithstanding anything to the contrary contained herein, the number of Shares that may be acquired by the Warrantholder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock of the Company then beneficially owned by such Warrantholder and its affiliates and any other person or entity whose beneficial ownership of such common stock would be aggregated with the Warrantholder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of common stock of the Company
(including for such purpose the shares of common stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Warrantholder may receive or beneficially own in order to determine the amount of securities or other consideration that such Warrantholder may receive in the event of a transaction contemplated by Section 2.1 of this Warrant. This restriction may not be waived.

     2.   Reclassification, Consolidation or Merger.

     2.1 In the event that the outstanding Shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of Shares and the like, or dividends payable in Shares, an appropriate adjustment shall be made by the Board of Directors of the Company in the number of Shares and price per Share subject to this Warrant Certificate. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the Warrantholder shall at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of the vested Warrants evidenced by this Warrant
Certificate the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of Shares so exercised.

     2.2 Any adjustment under this Paragraph 2 in the number of Shares subject to this Warrant Certificate shall apply proportionately to only the unexercised portion hereunder and shall not have any retroactive effect with respect to Warrants theretofore exercised. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

     2.3 No adjustment of the exercise price shall be made if the amount of such adjustment shall be less than $.01 per Share, but in such case any adjustment that would otherwise be required then to be made, shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to no less than $.01 per share.

     2.4 No fractional shares of common stock shall be issued upon the exercise of any Warrants evidenced hereby, but in lieu thereof the number of shares of common stock that are issuable upon any exercise shall be rounded up or down to the nearest whole share.

     2.5 When any adjustment is required to be made in the exercise price or number of Shares subject to this Warrant
Certificate, initial or adjusted, the Company shall within sixty (60) days after the date when the circumstances giving rise to the adjustment occurred mail to the Warrantholder a statement describing in reasonable detail any method used in calculating such adjustment.

     3.  Prior Notice as to Certain Events.

     The Company shall mail to Warrantholder not less than ten (10) days prior to the date on which (a) a record will be taken for the purpose of determining the holders of Capital Stock entitled to subscription rights, or (b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the holders of Capital Stock entitled to notice of and to vote at the meeting of stockholders at which any consolidation, merger, dissolution, liquidation, winding up or sale of the Company shall be considered and acted upon.

     4.  Reservation and Issuance of Shares.

     4.1 The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant Certificate will be duly authorized, legally issued and when paid for in accordance with the terms hereof, fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof to the Warrantholder.

     4.2 The Company will reserve at all times such number of Shares as may be issuable pursuant to the exercise of Warrants evidenced by this Warrant Certificate.

     5.  Investment Representation.

     By accepting delivery of this Warrant Certificate and by exercising any Warrants evidenced hereby, the Warrantholder represents that the Warrantholder is acquiring the Warrants and the Shares issuable upon the exercise of the Warrants for investment and not for resale or distribution.

     6.  Miscellaneous.

     6.1 The Warrantholder shall not be entitled to any rights whatsoever as a stockholder of the Company by virtue of its ownership of this Warrant Certificate.

     6.2 This Warrant Certificate is being executed and delivered in the State of New York, and this Warrant Certificate shall be interpreted under, and the Warrantholder and the Company subject to, the laws and jurisdiction of the state and federal courts of the State of New York, United States of America. The parties hereby consent to such jurisdiction.

     6.3 Subject to the provisions of Section 1.2 hereof, this Warrant Certificate may be exercised at any time after the date hereof and prior to its expiration as of 4:30 p.m. New York time on the Expiration Date, and shall be void and of no effect after 4:30 p.m. New York time on the Expiration Date.

     6.4 By accepting delivery of this Warrant Certificate, the Warrantholder acknowledges that the Warrants granted hereunder shall be in full satisfaction of all obligations to issue Warrants to the Warrantholder pursuant to the Subscription Agreement dated July
23, 2009 between the Company and the Warrantholder.

     IN WITNESS WHEREOF, the Company and the
Warrantholder have executed this Warrant Certificate this 29th day of July, 2009 by each of their duly authorized officers.

RESEARCH FRONTIERS INCORPORATED


By:______________________________________
     Joseph M. Harary, President and CEO

[INVESTOR]


By:____________________________________________


                   [Form of Notice of Exercise]

     The undersigned hereby irrevocably elects to exercise the warrants we currently hold to purchase ____________ shares of common stock, $0.0001 par value per share, of Research Frontiers Incorporated (the "Company") at an exercise price of $6.00 per share. Attached to this notice is the original Warrant certificate evidencing the aforementioned warrants. We have delivered to the Company US$_______________ representing the aggregate exercise price for the warrants exercised hereunder. A certificate representing the shares issuable upon exercise should be issued in the undersigned's name.

     The undersigned hereby represents and warrants to the Company that the representations and warranties and acknowledgments made by the undersigned in the Subscription Agreement dated July 23, 2009 between the undersigned and the Company are still true and correct as if made on the date of this Notice of Exercise, and that the undersigned has carefully read any reports or statements filed with the Securities and Exchange Commission regarding the Company after July 23, 2009, and that the Company has also made available to the undersigned all other documents and information that the undersigned has requested relating to an investment in the Company.


Dated: ________ __, _____

               [INVESTOR]



By:__________________________________
Name:
Title: